SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                               January 31, 2001
                                Date of Report
                      (Date of Earliest Event Reported)

                            PACIFIC WEBWORKS, INC.
            (Exact Name of Registrant as Specified in its Charter)

                              1760 Fremont Drive
                          Salt Lake City, Utah 84104
                   (Address of principal executive offices)

                                (801) 578-9020
                        Registrant's telephone number

NEVADA                            000-26731                87-0627910
(State or other          (Commission File Number           (I.R.S. Employer
jurisdiction of                                            Identification No.)
incorporation)

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ITEM 5:    OTHER EVENTS

Approval of Logio Acquisition

      On January 31, 2001 at a special meeting of the stockholders of Logio, Inc., the stockholders approved the Agreement and Plan of Reorganization, dated October 31, 2000, between Logio and Pacific WebWorks, Inc. With the approval of the agreement, Logio will become the wholly-owned subsidiary of Pacific WebWorks, Inc. Of the 18,425,830 shares entitled to vote for approval of the agreement, 11,110,010 were represented at the meeting and 11,060,733, or 60.0% of outstanding shares, voted in favor, 25,457, or 0.14% of the outstanding shares, voted against and 23,820, or 0.13%, abstained.

      We will issue 2,800,000 shares, par value $0.001, of our authorized but unissued common stock to acquire the 18,425,830 outstanding common shares of
Logio in a stock-for-stock exchange   We intend to file the Articles of
Exchange with the state of Nevada within the next 30 days.

New Officers and Director

      In January 2001 our board of directors received the resignations of Lamar Taylor, a director, and Eric Schmitter, also a director. Messrs. Taylor and Schmitter resigned to pursue other interests. On January 5, 2001 our board of directors appointed Ken Bell as our Chief Executive Officer and as an interim director until the annual meeting of the shareholders to be held later this year. Tom Eldredge was appointed as our Secretary/Treasurer and Chief Financial Officer.

      Kenneth W. Bell: Mr. Bell serves as Logio's Chief Executive Officer and President and has been part of that company's management since February 1997. Between April 1990 and December 1996, he served as President and Chief Financial Officer of Kelmarc Corporation, a financial and management advisory company. He has twenty-five years experience in a variety of finance and management positions, including employment in the commercial banking area for fifteen years in Utah and California. Mr. Bell received his B.S. from BYU in 1972.

      Thomas R. Eldredge: Mr. Eldredge is the Senior Vice President and Chief Financial Officer of Logio and has been part of that company's management since April 2000. He is a CPA and has over ten years of experience in accounting, audit and information technology. He spent over six years with Grant Thornton LLP, one of the nation's ten largest public accounting firms. Most recently he was a manager in the assurance department at Grant Thornton. Mr. Eldredge is an adjunct professor at the University of Utah in the accounting and information technology departments at the graduate and undergraduate levels and has instructed students for over four years at the University, Grant Thornton's National training center and Utah Valley State College. He received both his Bachelor of Science and Master of Professional Accountancy from the University of Utah. Mr. Eldredge is the President of the Utah Association of Certified Public Accountants' - Southern Chapter.

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific WebWorks, Inc.


      /s/ Kenneth Bell                                       2/05/01
by: _____________________________________________     Date: __________
          Kenneth Bell, CEO and Director